6

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2026

Dole plc
(Exact name of registrant as Specified in Charter)

Ireland	001-40695	98-1610692
(State of Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S Employer Identification No.)

29 North Anne Street, Dublin 7
D07 PH36 Ireland

101 S. Tryon St, Suite #600, Charlotte, NC
United States 28202
(Address of Principal Executive Offices)

353-1-887-2600
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	DOLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On December 13, 2025, certain subsidiaries of Dole plc (“Dole” or the “Company”), entered into a series of sales and purchases agreements (collectively referred to herein as the “Transaction”) to sell 100% of the membership interests in the Company’s port properties and associated operations in Guayaquil, Ecuador (the “Ecuadorian Port Business”), to Terminal Investment Limited Holding S.A. (the “Buyer”).
On July 1, 2026, the Transaction closed for net cash proceeds of approximately $75.0 million after costs and customary transaction completion adjustments.
On July 1, 2026, the Company issued a press release in connection with the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information being furnished pursuant to Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

DOLE PLC SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2026
DOLE PLC
(Registrant)

By: /s/ Jacinta Devine

Name: Jacinta Devine
Title: Chief Financial Officer